UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2022

SS&C TECHNOLOGIES HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34675	71-0987913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT	06095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 298-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	SSNC	The Nasdaq Global Select Market

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Overview

On October 12, 2022, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of SS&C Technologies Holdings, Inc. (“SS&C” or the “Company”) approved a significant redesign of the Company’s executive compensation program which the Committee believes will strengthen the Company’s commitment to its pay for performance philosophy and will more closely align certain key components of the program with prevailing market practice among the Company’s compensation peer group.

These changes were made as part of a holistic review by the Committee, together with its independent compensation consultant, Frederic W. Cook & Co., of the Company’s executive compensation program during 2022. The Committee considered the feedback from their engagement with shareholders and the results of the advisory “say-on-pay” proposal vote at the Company’s 2022 annual meeting of shareholders.

As a result of this review process, the Committee approved an overhaul of the short- and long-term incentive compensation components of the Company’s executive compensation program, which are effective in part for the 2022 fiscal year, as described below in more detail. The Committee believes that these changes and other elements of the Company’s new executive compensation program directly address the feedback received from shareholders and further enhance the link between the executives’ pay and performance.

Changes to Annual Cash Bonus Program

Historically, annual bonuses paid to the Company’s named executive officers (“NEOs”) were determined by the Committee based on its quantitative and qualitative discretionary assessment of a broad range of financial and non-financial performance factors. In response to feedback received from shareholders, the Committee has adopted a new formulaic approach to annual cash bonuses payable to the NEOs, which will be payable 100% in cash, commencing with the annual bonuses payable for 2022.

Under the new annual cash bonus program, each of the NEOs will be eligible to earn their annual cash bonus as a percentage of their target annual bonus opportunity based on the level of attainment of pre-established Company financial performance goals. For the 2022 performance year, the Committee has approved four equally-weighted Company financial measures: (i) total revenue, (ii) organic revenue growth, (iii) operating cash flow and (iv) adjusted EBITDA. The Committee selected these measures as growth, profitability, and cash flow represent the key drivers of sustainable shareholder value creation for SS&C.

In addition, under the new annual bonus program, the annual bonus payouts will be subject to an upwards or downwards 25% strategic modifier adjustment based on the Committee’s holistic assessment of overall Company performance in the business environment and the executive’s individual performance during such year against pre-established strategic key performance indicators (“KPIs”), which, for 2022, will include strategic initiatives, human capital management and individual leadership goals. This strategic KPI modifier will provide the Committee with the ability to more closely tailor annual bonus payouts based on an objective assessment of individual performance and strategic goal attainment, thereby further reinforcing the Company’s culture of performance and accountability.

Annual bonus payouts to the NEOs will be made in cash and will range between 50% and 250% of their target annual cash bonus opportunity for such year. There is no payout for any metric if performance falls below the threshold level set for that metric. If achievement of all of the Company financial goals is less than the applicable threshold performance level, then there will be no payout of annual bonuses for such year.

The annual target bonus opportunities for each of the current NEOs for 2022 under the new annual bonus program, as approved by the Committee, are set forth below under “Changes to Target Total Cash Compensation”.

Changes to Long-Term Incentive Program

In order to more closely align with market practice, each of the Company’s NEOs will be granted awards under a new long-term incentive program each year that are based on a target grant date value of the awards, as determined by the Committee.

Historically, grants under the Company’s long-term incentive program were made in the form of time-based stock options (and, commencing in the 2021 fiscal year, also in the form of performance-based stock options). Under the new long-term incentive program, the Committee has replaced the performance-based stock options with performance stock units (“PSUs”) and has incorporated time-based restricted stock units (“RSUs”) as a new component. NEOs will now receive 50% of the target value of their long-term incentive awards in the form of PSUs (having the vesting and payout terms described below), 25% in the form of time-based stock options (with the current four-year vesting schedule unchanged) and the remaining 25% in the form of RSUs (vesting in equal annual installments over three years). The Committee believes that introducing the PSU component into the Company’s annual long-term incentive program in place of performance-based stock options and emphasizing performance-based awards in the form of PSUs in the overall equity award mix is more closely aligned with market practice and continues to place a strong emphasis on pay-for-performance and aligning the NEOs’ compensation with long-term shareholder value creation.

Consistent with the performance goals applicable to the grants of performance-based stock options under the existing program, the PSUs may be earned between 0% and 200% based on achievement of a three-year average annual earnings per share (“EPS”) growth rate performance goal. Any earned PSUs will generally vest based on the NEO’s continued employment through the Committee’s final determination of the satisfaction of the performance goals. The Committee believes that the adjusted EPS average annual growth rate performance metric continues to closely align the potential payout of the PSUs to the value ultimately realized by the Company’s shareholders over a similar time horizon, and complements the financial performance measures used in the annual cash bonus program (which no longer utilizes overlapping metrics with the Company’s equity award grants). The three-year EPS goal will be set at the time of grant each year by the Committee based on the business environment and company operating plan at that time.

The ultimate payout of the PSUs is also subject to a relative total shareholder return (“TSR”) performance modifier based on the percentile ranking of the Company’s TSR over the three-year performance period relative to that of the companies comprising the Company’s compensation benchmarking peer group. Once the achievement of the adjusted EPS performance goal is calculated, the relative TSR modifier is then applied to the PSU payout level, with the ultimate payout level adjusted upwards or downwards 20% (subject to the maximum 200% payout) based on relative TSR performance ranging from the 30th percentile of the peer group on the low-end (-20%) to the 80th percentile of the peer group on the high-end (+20%). The target level (i.e., where there is no upward or downward modifier) under this feature is the 55th percentile. No upward modifier will be applied if the Company’s absolute TSR is negative for the three-year performance period. The Committee has incorporated the relative TSR metric as a performance modifier to the PSUs to more directly link the long-term incentive compensation program to shareholder returns. As a result, the use of this relative TSR modifier will reward the NEOs for sustained market outperformance, as well as regulate payouts for market underperformance, even if the EPS growth rate metric is achieved at or above-target.

The Committee believes that the new long-term incentive structure closely aligns the interests of the NEOs with shareholders and long-term value creation, as the adjusted EPS growth metric serves as meaningful input to value creation and the relative TSR modifier provides an output measure of value creation. The combination of these performance metrics, together with the financial metrics and strategic KPIs utilized under the Company’s new annual cash bonus program, provide quantitative objective performance goals that are directly linked with the NEOs’ leadership of the Company, while also satisfying shareholder return expectations.

Changes to Target Total Cash Compensation

In connection with its overhaul of the Company’s executive compensation program as described above, the Committee also approved an annual target total cash compensation structure (including base salary and annual target bonus opportunity) for each of the current NEOs, as set forth in the table below. The new annual base salaries will be effective as of January 1, 2023 and, as noted above, the annual target bonus opportunities under the redesigned annual cash bonus program will be effective commencing with the 2022 performance year.

Named Executive Officer	Base Salary	Target Bonus Opportunity
William C. Stone Chief Executive Officer	$1,000,000	$5,000,000
Rahul Kanwar Chief Operating Officer	$800,000	$4,000,000
Patrick J. Pedonti Chief Financial Officer	$500,000	$1,500,000
Jason White Chief Legal Officer	$500,000	$1,000,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES HOLDINGS, INC.

Date: October 18, 2022	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti
Senior Vice President and Chief Financial Officer